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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


       Date of Earliest Event Reported:  October 25, 1994


                   NEW ENGLAND ELECTRIC SYSTEM

       (exact name of registrant as specified in charter)






Massachusetts            1-3446              04-1663060
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
organization)


       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 366-9011

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
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     New England Power Company (NEP), a subsidiary of New England
Electric System, has been sued by Milford Power Limited Partnership (MPLP) in the Superior Court for Worcester County, Massachusetts. MPLP, a venture formed by Enron Corporation, owns a 149 MW gas-fired power plant in Milford, Massachusetts. NEP purchases 56% of the power output of the facility under a long-term contract with MPLP. The suit alleges that NEP has engaged in a scheme to cause MPLP and its power plant to fail and has prevented MPLP from finding a long-term buyer for the remaining 44% of the facility's output. The complaint includes allegations that NEP has violated the Federal Racketeer Influenced and Corrupt Organizations Act, engaged in unfair or deceptive acts in trade or commerce, and breached contracts. MPLP seeks compensatory damages in an unspecified amount, as well as treble damages. NEP believes that the allegations of wrongdoing are without merit.



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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                         NEW ENGLAND ELECTRIC SYSTEM


                             s/ Alfred D. Houston
                         By _________________________
                            Alfred D. Houston
                            Executive Vice President and
                            Chief Financial Officer



Date:  October 27, 1994




The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.